SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM S-8
             REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933
                            -------------------------

                        STERLING ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

                NEVADA                            74-1261194
     (State or other jurisdiction of    (I.R.S. Employer Identification
            organization)                           Number)

                             4201 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77027
          (Address of principal executive offices, including zip code)

       STERLING ELECTRONICS CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN July 18, 1996 Non-Qualified Stock Option Agreement with Ronald S. Spolane
     July 18, 1996 Non-Qualified Stock Option Agreement with David A. Spolane
                              (Full title of plan)

                                RONALD S. SPOLANE
                             4201 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                                  (713) 627-9800
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposeed      Proposed
                                        maximum        maximum
Title of each          Amount           offering       aggregate    Amount of
class of securities    to be            price per      offering     registration
be registered (1)      registered (1)   share (1)      price (1)    fee
================================================================================
Common Stock,
$0.50 par value       315,000 shares    $12.625        $3,976,875   $1,206.00
================================================================================
Common Stock,
$0.50 par value       367,500 shares    $10.71         $3,937,500   $1,194.00
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the closing price of the Common Stock on December 30, 1996 for the 315,000 shares of Common Stock issuable under the Plan and the option exercise price of $10.71 for the 367,500 shares of Common Stock issuable under the option agreements.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following, which have been filed with the Securities and Exchange Commission (the "Commission") by Sterling Electronics Corporation, a Nevada corporation ("Sterling" or the "Company"), are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 30, 1996.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended March 30, 1996.

     (c) The description of the Company's common stock, par value $0.50 per share (the "Common Stock"), which is contained in a Registration Statement on Form S-1 (File No. 33-28665) as amended, filed with the Commission on May 11, 1989, and a Registration Statement on Form 8-A (File No. 1-1522), as amended, filed with the Commission June 27, 1994 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed subsequent to the effective date of this Registration Statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     David R. Toomim, a director of the Company, is "Of Counsel" to the firm of Schlanger, Mills, Mayer & Grossberg, L.L.P. and beneficially owns 19,864 shares of Common Stock which includes currently exercisable options to purchase 11,865 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As provided for in Section 78.037 of the Nevada Revised  Statutes  ("NRS"),
Article XII of the Company's Articles of incorporation, as amended (the "Articles") ("Article XII"), eliminates or limits the personal liability of directors for damages for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or the unlawful payment of a dividend.

     Article XII further provides that any person who is or was made a party or is threatened to be made a party to an action by reason of the fact that he is a director or officer of the Company shall be indemnified and held harmless by the Company to the full extent authorized by Nevada law against all expense liability and loss incurred in connection therewith. With respect to the extent a corporation is permitted to indemnify its directors and officers, NRS Section
78.751 provides as follows:

     1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, or itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

     3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to the subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4) Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a) By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5) The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Article V of the Company's bylaws provides that each director and officer of the Company shall be indemnified by the Company against liabilities and expenses incurred by him in connection with any claim made against him by reason of having been such a director or officer except: (i) when he is adjudged to be liable for negligence or misconduct in the performance of a duty; (ii) with respect to matters settled, independent counsel shall have deemed the settlement payment not to be reasonable; or (iii) where such indemnification would be against public policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

     4.1 - Sterling Electronics Corporation 1996 Employee Stock Purchase Plan (filed as Exhibit B to the Company's Definitive Proxy Statement dated July 18,
1996)

     4.2 - Option Agreement by and between the Company and Ronald S. Spolane (filed as Exhibit C to the Company's Definitive Proxy Statement dated July 18,
1996)

     4.3 - Option Agreement by and between the Company and David A. Spolane (filed as Exhibit C to the Company's Definitive Proxy Statement dated July 18,
1996)

     4.4 - Specimen stock certificates evidencing Common Stock of Sterling Electronics Corporation (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of the Company (File No. 33-28665) filed with the Securities and Exchange Commission on May 11, 1989)

     4.5 - Articles of Incorporation, as amended, of the Company (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of the Company (File No. 33-28665) filed with the Securities and Exchange Commission on May 11, 1989)

     4.6 - Bylaws, as amended, of the Company (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Company (File No. 33-28665) filed with the Securities and Exchange Commission on May 11, 1989)

     5.1 - Opinion of Schlanger, Mills, Mayer & Grossberg, L.L.P.

     23.1 - Consent of Ernst & Young LLP

     24.1 - Powers of Attorney

ITEM 9. UNDERTAKING

     The undersigned Company hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Statement; provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13
(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 31st DAY OF DECEMBER, 1996.

                                                STERLING ELECTRONICS CORPORATION

                                                By: /s/ MAC McCONNELL
                                                --------------------------------
                                                Mac McConnell,
                                                Vice President-Finance
                                                and Chief Financial Officer



     PURSUANT  TO  THE   REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


Signature                     Title                       Date

/s/RONALD S. SPOLANE*    Chairman of the Board,      December 31, 1996
----------------------   President, Chief
Ronald S. Spolane        Executive Officer and
                         Director (Principal
                         Executive Officer)

/s/DAVID A. SPOLANE*     Executive Vice President    December 31, 1996
----------------------   and Director
David A. Spolane

/s/MAC McCONNELL*        Vice President-Finance      December 31, 1996
----------------------   Chief Financial Officer
Mac McConnell            Principal Financial
                         and Accounting Officer)

/s/LEON WEBB, JR.*       Vice President,             December 31, 1996
----------------------
Leon Webb, Jr.           Secretary and Treasurer


/s/JAY H. GOLDING*       Director                    December 31, 1996
----------------------
Jay H. Golding

/s/S. M. LAMBERT*        Director                    December 31, 1996
----------------------
S. M. Lambert, Ph. D.

/s/HERSCHEL G. MALTZ*    Director                    December 31, 1996
----------------------
Herschel G. Maltz

/s/DAVID R. TOOMIM*      Director                    December 31, 1996
----------------------
David R. Toomim


*By: Mac McConnell

     /S/ MAC McCONNELL
     -------------------------------
     Mac McConnell, Attorney-In-Fact                 December 31, 1996